True Drinks Announces 2013 Financial Results

IRVINE, CA – (Marketwire – March 31, 2014) – True Drinks, Inc. (OTC QB: TRUU), a healthy beverage provider with major entertainment and media company licensing agreements for use of their characters on its proprietary, patented bottles, today announces its financial results for the year ended December 31, 2013.

Lance Leonard, Chief Executive Officer of True Drinks, commented, “True Drinks made significant progress in 2013. As the first mover in the better-for-you children’s beverage market, we were able to make significant strides in our distribution across the United States, specifically in the grocery channel with retailers such as Kroger, Winn-Dixie, HEB, Bi-Lo, and Albertsons. In 2014, we will continue to grow our distribution in the grocery and drug channels, such as our agreement with Rite Aid which begins in June 2014, and we look to begin distribution in the mass and club channels.”

Achievements in 2013:

•

Secured supply chain with addition of second and third co-pack locations in Scotia, New York and Dallas, Texas;

•

Increased number of authorized locations to over 25,000;

•

Secured license agreements for Central America, Columbia, Canada and Australia/New Zealand with Disney Consumer Products;

•

Extended licensing agreement with Marvel Characters B.V. through end of 2015.

Mr. Leonard continued, “This year is an important year for AquaBallTM Naturally Flavored Water. In addition to entering new channels in the U.S. market, our focus in 2014 will be to increase consumption of AquaBall. We aim to dramatically increase brand awareness through a marketing effort aimed at informing parents that AquaBall is the healthiest beverage for children found in the market today. We also look to begin sales in Canada and to continue to grow our international presence.”

Strategic Initiatives for 2014:

•

Expand distribution in the grocery, club and convenience store channels;

•

Increase consumption through focused marketing program;

•

Entry into the mass and club channels;

•

Increase international presence by beginning sales in Canada and entering new markets.

About True Drinks, Inc.

True Drinks, Inc. is a beverage company with licensing agreements with major entertainment and media companies for use of their characters on its proprietary, patented bottles. AquaBallTM Naturally Flavored Water, the Company's vitamin-enhanced water that was created as a 0 calorie, sugar-free alternative to juice and soda for kids, is currently being sold into mass-market retailers throughout the United States. For more information, please visit www.theaquaball.com and www.truedrinks.com.

FORWARD-LOOKING STATEMENTS Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if," "should" and "will" and similar expressions as they relate to True Drinks, Inc. are intended to identify such forward-looking statements. True Drinks, Inc. may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations or the anticipated benefits of the merger and other aspects of the proposed merger should not be construed in any manner as a guarantee that such results or other events will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in True Drink's report on Form 10-K filed with the Securities and Exchange Commission and its other filings under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Contact:

Investor Relations

True Drinks, Inc.

18552 MacArthur Blvd., Ste. 325

Irvine, CA 92612

ir@truedrinks.com

949-203-3500

TRUE DRINKS, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2013 and 2012

	2013	2012
ASSETS
Current Assets:
Cash	$3,136,766	$4,449
Accounts receivable, net	175,068	130,909
Inventory	1,056,756	832,874
Prepaid expenses and other current assets	591,434	268,716
Total Current Assets	4,960,024	1,236,948

Restricted Cash	133,065	81,270
Property and Equipment, net	8,399	25,399
Patents, net	1,352,941	1,494,118
Trademarks, net	48,516	98,516
Goodwill	3,474,502	3,474,502
Other Assets	-	3,948
Total Assets	$9,977,447	$6,414,701

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$1,222,404	$1,292,147
Convertible notes payable, net	680,000	772,000
Term loan	1,916,667	-
Derivative liabilities	1,619,021	-
Total Current Liabilities	5,438,092	2,064,147

Commitments and Contingencies (Note 8)

Stockholders’ Equity:
Common Stock, $0.001 par value, 40,000,000 shares authorized, 27,885,587 and 1,337,335 shares outstanding at December 31, 2013 and December 31, 2012, respectively	27,886	1,337
Preferred Stock – Series A (liquidation preference of $10 per share), $0.001 par value, 2,250,000 and 5,000,000 shares authorized, 0 and 1,544,565 shares outstanding at December 31, 2013 and December 31, 2012, respectively	-	1,545
Preferred Stock – Series B (liquidation preference of $4 per share), $0.001 par value, 2,750,000 and 0 shares authorized, 1,776,923 and 0 shares outstanding at December 31, 2013 and December 31, 2012, respectively	1,777	-
Additional paid in capital	14,751,170	7,467,015
Accumulated deficit	(10,241,478)	(3,119,343)

Total Stockholders’ Equity	4,539,355	4,350,554

Total Liabilities and Stockholders’ Equity	$9,977,447	$6,414,701

TRUE DRINKS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2013 and 2012

	2013	2012
Net Sales	$2,649,473	$1,021,908

Cost of Sales	2,127,711	749,529

Gross Profit	521,762	272,379

Operating Expenses
Selling and marketing	2,224,801	692,242
General and administrative	3,701,094	2,580,985
Total operating expenses	5,925,895	3,273,227

Operating Loss	(5,404,133)	(3,000,848)

Other Expense
Change in fair value of derivative liabilities	1,361,597	-
Interest expense- accretion of debt discount	(864,921)	-
Interest expense	(1,824,074)	(119,942)
Other (expense) income	(390,604)	1,447
	(1,718,002)	(118,495)

Net Loss	$(7,122,135)	$(3,119,343)

Net loss per common share
Basic and diluted net loss per share	$(0.26)	$(0.14)

Weighted average common shares
outstanding, basic and diluted (1)	27,489,422	22,757,712

(1)   The weighted average common shares outstanding number was calculated based on as-converted to Common Stock figures for the preferred stock that was granted to shareholders of True Drinks, Inc. upon the merger with Bazi Intl. on October 15, 2012. The 100 for 1 reverse stock split executed on January 18, 2013 was retrospectively reflected in weighted average common shares outstanding.

TRUE DRINKS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2013 and 2012

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,122,135)	$(3,119,343)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	18,298	8,668
Amortization	191,177	114,215
Accretion of deferred financing costs	864,921	-
Provision for bad debt expense	150,000	54,396
Change in estimated fair value of derivative	(1,361,597)	-
Amortization of debt discount	1,332,543	-
Stock issued to founders	-	855
Fair value of stock issued for services	401,341	276,300
Stock based compensation	794,165	163,055
Changes in operating assets and liabilities:
Accounts receivable	(194,159)	(185,305)
Inventory	(223,882)	(785,874)
Prepaid expenses and other current assets	(322,718)	(268,716)
Other assets	3,948	(3,948)
Accounts payable and accrued expenses	76,210	(306,692)
Net cash used in operating activities	(5,391,888)	(4,052,389)

CASH FLOWS FROM INVESTING ACTIVITIES:
Change in restricted cash	(51,795)	(81,270)
Purchase of property and equipment	(1,298)	(7,671)
Purchase of trademarks	-	(6,849)
Net cash used in investing activities	(53,093)	(95,790)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Common Stock	-	3,374,982
Proceeds from issuance of Series B Preferred Stock, net	5,483,144	-
Proceeds from convertible notes payable	4,549,000	772,000
Proceeds from term loan	2,000,000	-
Deferred financing costs paid	(420,813)	-
Repayments on convertible notes payable	(2,950,700)	-
Repayments on term loan	(83,333)	-
Net cash provided by financing activities	8,577,298	4,146,982

CASH OF ACQUIRED COMPANY	-	5,646

NET INCREASE IN CASH	3,132,317	4,449

CASH – beginning of year	4,449	-

CASH – end of year	$3,136,766	$4,449

SUPPLEMENTAL DISCLOSURES
Interest paid in cash	$211,247	$-
Non-cash financing and investing activities:
Conversion of preferred stock to common stock	$25,304	$-
Conversion of notes payable and accrued interest to common stock	$1,836,253	$-
Warrants issued as deferred financing costs	$444,108	$-
Warrants issued as debt discount	$1,332,543	$-
Elimination of derivative liability from conversion of debt to preferred stock	$64,970	$-
Warrants issued in connection with Series B Offering	$1,268,937	$-